Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Dave & Buster’s Entertainment, Inc. (the “Company”) on Form 10-Q for the period ended October 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin Sheehan, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the applicable requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 7, 2021

/s/ Kevin Sheehan
Kevin Sheehan
Interim Chief Executive Officer